Exhibit 1.4

8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

                             Security Class

                             Holder Account Number

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Form of Proxy - Special meeting to be held on November 29, 2017

This proxy is solicited by and on behalf of management. GENERAL INSTRUCTIONS FOR SHAREHOLDERS

1  The persons appointed in this form of proxy are directors or officers of The Jean Coutu Group (PJC) Inc. Each shareholder has the right to appoint another person or corporation of their choice, who need not be a shareholder, to attend and act on their behalf at the special meeting or any adjournment or postponement thereof. This right may be exercised by inserting in the box on the reverse side of this form of proxy the name of the person you wish to appoint to be your proxy and by completing and delivering the completed form of proxy in the manner indicated below.

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this form of proxy. If you are voting on behalf of a corporation or another individual you must sign this form of proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this form of proxy.

3. This form of proxy should be signed in the exact manner as the name(s) appear(s) on the form of proxy.

4. This form of proxy must be dated by the shareholder. If this form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the shareholder.

5. The shares represented by this form of proxy will be voted as directed by the shareholder; however, if such a direction is not made in respect of any matter, this form of proxy will be voted as recommended by the board of directors of The Jean Coutu Group (PJC) Inc. in the management information circular of The Jean Coutu Group (PJC) Inc. dated October 26, 2017 (the “Information Circular”).

6. This form of proxy confers discretionary authority to the proxy in respect of amendments or variations to matters identified in the notice of meeting or other matters that may properly come before the special meeting or any adjournment or postponement thereof.

7. This form of proxy should be read in conjunction with the accompanying documents provided by management, including, among others, the Information Circular.

8. If you have any questions with respect to the delivery of this form of proxy, please call Computershare at 1-800-564-6253 (toll-free in North America) or 514-982-7555 (collect calls not accepted).

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Proxies submitted must be received by 5:00 pm, Montréal time, on Monday, November 27, 2017, or not less than
48 hours (other than a Saturday, Sunday or holiday) immediately preceding the date of the meeting as it may be adjourned or postponed.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free	• Go to the following Web site: www.investorvote.com • Smartphone? Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.
Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.
CONTROL NUMBER 01CTEC

Appointment of Proxyholder
I/We, being shareholder(s) of The Jean Coutu Group (PJC) Inc. hereby appoint: Mr. Jean Coutu, of Montréal, Québec, or failing him, Mr. François J. Coutu, of Verdun, Québec.	OR	Print the name of the person you are appointing if this person is someone other than the management nominees listed herein as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the special meeting of shareholders of The Jean Coutu Group (PJC) Inc. to be held at the offices of Stikeman Elliott LLP, 1155 René-Lévesque boulevard West, Suite 4100, conference rooms Mont-Royal 1 and Mont-Royal 2, Montréal, Québec H3B 3V2 on November 29, 2017 at 10:00 a.m. (Montréal time), and at any adjournment or postponement thereof. This proxy confers authority to vote in the proxyholder’s discretion on amendments or variations to the matters specified below and on such other matters as may properly come before the meeting or any adjournments or postponements therefore.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

FOR	Against

The board of directors of The Jean Coutu Group (PJC) Inc. unanimously recommends (with the Coutu family abstaining from voting), that shareholders vote FOR the Amalgamation Resolution.
1. Amalgamation Resolution
To consider, and if deemed advisable to pass, the special resolution of shareholders of The Jean Coutu Group (PJC) Inc., the full text of which is set out in Appendix A of the Information Circular, to approve an amalgamation under Chapter XI of the Business Corporations Act (Québec) involving The Jean Coutu Group (PJC) Inc., an entity to be incorporated which will be direct wholly-owned subsidiary of Metro Inc. and any Qualifying Holdco (as defined in the Information Circular).	☐	☐	Fold

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Authorized signature(s) –This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the special meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by management.		DD/MM/YY

PJCQ 238878 AR0

                        01CTFF